Exhibit 99.1

Palomar Holdings, Inc. Reports Fourth Quarter & Full Year 2024 Results

LA JOLLA, Calif. (February 12, 2025) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $35.0 million, or $1.29 per diluted share, for the fourth quarter of 2024 compared to net income of $25.9 million, or $1.02 per diluted share, for the fourth quarter of 2023. Adjusted net income(1) was $41.3 million, or $1.52 per diluted share, for the fourth quarter of 2024 as compared to $28.0 million, or $1.11 per diluted share, for the fourth quarter of 2023.

Fourth Quarter 2024 Highlights

●	Gross written premiums increased by 23.3% to $373.7 million compared to $303.2 million in the fourth quarter of 2023
●	Net income increased 35.0% to $35.0 million compared to $25.9 million in the fourth quarter of 2023
●	Adjusted net income(1) increased 47.5% to $41.3 million compared to $28.0 million in the fourth quarter of 2023
●	Total loss ratio of 25.7% compared to 19.1% in the fourth quarter of 2023
●	Combined ratio of 75.9% compared to 74.2% in the fourth quarter of 2023
●	Adjusted combined ratio(1) of 71.7% compared to 68.8%, in the fourth quarter of 2023
●	Annualized return on equity of 19.5% compared to 23.2% in the fourth quarter of 2023
●	Annualized adjusted return on equity(1) of 23.1% compared to 25.1% in the fourth quarter of 2023

Full Year 2024 Highlights

●	Gross written premiums increased by 35.1% to $1.5 billion compared to $1.1 billion in 2023
●	Net income increased 48.4% to $117.6 million compared to $79.2 million in 2023
●	Adjusted net income(1) increased 42.8% to $133.5 million compared to $93.5 million in 2023
●	Total loss ratio of 26.4% compared to 21.0% in 2023
●	Combined ratio of 78.1% compared to 76.6% in 2023
●	Adjusted combined ratio(1) of 73.7% compared to 71.2% in 2023
●	Return on equity of 19.6% compared to 18.5% in 2023
●	Adjusted return on equity(1) of 22.2% compared to 21.9% in 2023

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, "Palomar’s stellar 2024 was capped off by an exceptional fourth quarter. During the quarter, we generated gross written premiums growth of 23%, 39% when excluding run-off business from our results, adjusted net income growth of 48%, inclusive of $8.1 million of catastrophe losses, and, importantly, an adjusted return on equity of 23%. When looking at the full year we not only generated record gross written premiums and adjusted net income, but we grew our top and bottom-line 35% and 43%, respectively. Additionally, throughout 2024 we made significant investments across the organization that we believe will sustain our earnings base and profitable growth trajectory.”

Mr. Armstrong continued, “Beyond the strong financial results of the fourth quarter and 2024, Palomar’s accomplishments were several and notable, highlighted by our AM Best upgrade and the acquisition of First Indemnity of America, our surety operation.  Furthermore, we accomplished a Palomar 2X fundamental strategic objective by doubling our adjusted underwriting income for the 2021 period in a three-year timeframe. We are energized by our prospects to continue this profitable growth in 2025 and thereafter.”

Underwriting Results

Gross written premiums increased 23.3% to $373.7 million compared to $303.2 million in the fourth quarter of 2023, additionally net earned premiums increased 54.6% compared to the prior year’s fourth quarter.

Losses and loss adjustment expenses for the fourth quarter were $37.2 million, comprised of $29.1 million of attritional losses and $8.1 million of catastrophe losses primarily related to Hurricane Milton. The loss ratio for the quarter was 25.7%, comprised of an attritional loss ratio of 20.1% and a catastrophe loss ratio of 5.6%, compared to a loss ratio of 19.1% during the same period last year, all comprised of attritional losses.

Underwriting income(1) for the fourth quarter was $34.9 million resulting in a combined ratio of 75.9% compared to underwriting income of $24.2 million resulting in a combined ratio of 74.2% during the same period last year. The Company’s adjusted underwriting income(1) was $41.0 million resulting in an adjusted combined ratio(1) of 71.7% in the fourth quarter compared to adjusted underwriting income(1) of $29.3 million and an adjusted combined ratio(1) of 68.8% during the same period last year.

Investment Results

Net investment income increased by 61.3% to $11.3 million compared to $7.0 million in the prior year’s fourth quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended December 31, 2024 due to cash generated from operations and proceeds from our August 2024 stock offering. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.04 years at December 31, 2024. Cash and invested assets totaled $1.1 billion at December 31, 2024. During the fourth quarter, the Company recorded net realized and unrealized losses of $1.2 million related to its investment portfolio as compared to net realized and unrealized gains of $3.0 million in last year’s fourth quarter.

Tax Rate

The effective tax rate for the three months ended December 31, 2024 was 22.2% compared to 22.6% for the three months ended December 31, 2023. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense, offset by the permanent component of employee stock option exercises.

Stockholders’ Equity and Returns

Stockholders' equity was $729.0 million at December 31, 2024, compared to $471.3 million at December 31, 2023. For the three months ended December 31, 2024, the Company’s annualized return on equity was 19.5% compared to 23.2% for the same period in the prior year while adjusted return on equity(1) was 23.1% compared to 25.1% for the same period in the prior year.

Full Year 2025 Outlook

For the full year 2025, the Company expects to achieve adjusted net income of $180 million to $192 million. This includes an estimate of $8 million to $12 million of catastrophe losses for the year.

Conference Call

As previously announced, Palomar will host a conference call Thursday, February 13, 2025, to discuss its fourth quarter 2024 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Fourth Quarter 2024 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on February 13, 2025, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13743970. The replay will be available until 11:59 p.m. (Eastern Time) on February 20, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. ("PSRE"), Palomar Insurance Agency, Inc. ("PIA"), Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc ("PUEO"), Palomar Crop Insurance Services, Inc, and First Indemnity of America Insurance Company (acquired 1/1/2025). Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A” (Excellent) from A.M. Best.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. The Company calculates the tax impact only on adjustments which would be included in calculating its income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months and year ended December 31, 2024 and 2023:

	Three Months Ended
	December 31,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$373,723	$303,152	$70,571	23.3%
Ceded written premiums	(204,492)	(188,742)	(15,750)	8.3%
Net written premiums	169,231	114,410	54,821	47.9%
Net earned premiums	144,890	93,748	51,142	54.6%
Commission and other income	750	1,586	(836)	(52.7)%
Total underwriting revenue (1)	145,640	95,334	50,306	52.8%
Losses and loss adjustment expenses	37,176	17,896	19,280	107.7%
Acquisition expenses, net of ceding commissions and fronting fees	40,585	29,005	11,580	39.9%
Other underwriting expenses	32,947	24,210	8,737	36.1%
Underwriting income (1)	34,932	24,223	10,709	44.2%
Interest expense	(87)	(824)	737	(89.4)%
Net investment income	11,318	7,015	4,303	61.3%
Net realized and unrealized (losses) gains on investments	(1,201)	3,044	(4,245)	(139.5)%
Income before income taxes	44,962	33,458	11,504	34.4%
Income tax expense	9,997	7,564	2,433	32.2%
Net income	$34,965	$25,894	$9,071	35.0%
Adjustments:
Net realized and unrealized losses (gains) on investments	1,201	(3,044)	4,245	(139.5)%
Expenses associated with transactions	922	478	444	92.9%
Stock-based compensation expense	4,779	4,176	603	14.4%
Amortization of intangibles	389	389	—	—%
Tax impact	(964)	103	(1,067)	NM
Adjusted net income (1)	$41,292	$27,996	$13,296	47.5%
Key Financial and Operating Metrics
Annualized return on equity	19.5%	23.2%
Annualized adjusted return on equity (1)	23.1%	25.1%
Loss ratio	25.7%	19.1%
Expense ratio	50.2%	55.1%
Combined ratio	75.9%	74.2%
Adjusted combined ratio (1)	71.7%	68.8%
Diluted earnings per share	$1.29	$1.02
Diluted adjusted earnings per share (1)	$1.52	$1.11
Catastrophe losses	$8,122	$10
Catastrophe loss ratio (1)	5.6%	—%
Adjusted combined ratio excluding catastrophe losses (1)	66.1%	68.8%
Adjusted underwriting income (1)	$41,022	$29,266	$11,756	40.2%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Year Ended
	December 31,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$1,541,962	$1,141,558	$400,404	35.1%
Ceded written premiums	(897,111)	(731,531)	(165,580)	22.6%
Net written premiums	644,851	410,027	234,824	57.3%
Net earned premiums	510,687	345,913	164,774	47.6%
Commission and other income	2,784	3,367	(583)	(17.3)%
Total underwriting revenue (1)	513,471	349,280	164,191	47.0%
Losses and loss adjustment expenses	134,759	72,592	62,167	85.6%
Acquisition expenses, net of ceding commissions and fronting fees	149,657	107,745	41,912	38.9%
Other underwriting expenses	117,113	88,172	28,941	32.8%
Underwriting income (1)	111,942	80,771	31,171	38.6%
Interest expense	(1,138)	(3,775)	2,637	(69.9)%
Net investment income	35,824	23,705	12,119	51.1%
Net realized and unrealized gains on investments	4,568	2,941	1,627	55.3%
Income before income taxes	151,196	103,642	47,554	45.9%
Income tax expense	33,623	24,441	9,182	37.6%
Net income	$117,573	$79,201	$38,372	48.4%
Adjustments:
Net realized and unrealized gains on investments	(4,568)	(2,941)	(1,627)	55.3%
Expenses associated with transactions	1,479	706	773	109.5%
Stock-based compensation expense	16,685	14,913	1,772	11.9%
Amortization of intangibles	1,558	1,481	77	5.2%
Expenses associated with catastrophe bond	2,483	1,640	843	51.4%
Tax impact	(1,699)	(1,480)	(219)	14.8%
Adjusted net income (1)	$133,511	$93,520	$39,991	42.8%
Key Financial and Operating Metrics
Annualized return on equity	19.6%	18.5%
Annualized adjusted return on equity (1)	22.2%	21.9%
Loss ratio	26.4%	21.0%
Expense ratio	51.7%	55.7%
Combined ratio	78.1%	76.6%
Adjusted combined ratio (1)	73.7%	71.2%
Diluted earnings per share	$4.48	$3.13
Diluted adjusted earnings per share (1)	$5.09	$3.69
Catastrophe losses	$27,846	$3,442
Catastrophe loss ratio (1)	5.5%	1.0%
Adjusted combined ratio excluding catastrophe losses (1)	68.3%	70.2%
Adjusted underwriting income (1)	$134,147	$99,511	$34,636	34.8%

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	December 31, 2024	December 31, 2023
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $973,330 in 2024; $675,130 in 2023)	$939,046	$643,799
Equity securities, at fair value (cost: $32,987 in 2024; $43,003 in 2023)	40,529	43,160
Equity method investment	2,277	2,617
Other investments	5,863	—
Total investments	987,715	689,576
Cash and cash equivalents	80,438	51,546
Restricted cash	101	306
Accrued investment income	8,440	5,282
Premium receivable	305,724	261,972
Deferred policy acquisition costs, net of ceding commissions and fronting fees	94,881	60,990
Reinsurance recoverable on paid losses and loss adjustment expenses	47,076	32,172
Reinsurance recoverable on unpaid losses and loss adjustment expenses	348,083	244,622
Ceded unearned premiums	276,237	265,808
Prepaid expenses and other assets	91,086	72,941
Deferred tax assets, net	8,768	10,119
Property and equipment, net	429	373
Goodwill and intangible assets, net	13,242	12,315
Total assets	$2,262,220	$1,708,022
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$70,079	$42,376
Reserve for losses and loss adjustment expenses	503,382	342,275
Unearned premiums	741,692	597,103
Ceded premium payable	190,168	181,742
Funds held under reinsurance treaty	27,869	13,419
Income taxes payable	—	7,255
Borrowings from credit agreements	—	52,600
Total liabilities	1,533,190	1,236,770
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized as of December 31, 2024 and December 31, 2023, 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,529,402 and 24,772,987 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	493,656	350,597
Accumulated other comprehensive loss	(26,845)	(23,991)
Retained earnings	262,216	144,643
Total stockholders' equity	729,030	471,252
Total liabilities and stockholders' equity	$2,262,220	$1,708,022

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Gross written premiums	$373,723	$303,152	$1,541,962	$1,141,558
Ceded written premiums	(204,492)	(188,742)	(897,111)	(731,531)
Net written premiums	169,231	114,410	644,851	410,027
Change in unearned premiums	(24,341)	(20,662)	(134,164)	(64,114)
Net earned premiums	144,890	93,748	510,687	345,913
Net investment income	11,318	7,015	35,824	23,705
Net realized and unrealized (losses) gains on investments	(1,201)	3,044	4,568	2,941
Commission and other income	750	1,586	2,784	3,367
Total revenues	155,757	105,393	553,863	375,926
Expenses:
Losses and loss adjustment expenses	37,176	17,896	134,759	72,592
Acquisition expenses, net of ceding commissions and fronting fees	40,585	29,005	149,657	107,745
Other underwriting expenses	32,947	24,210	117,113	88,172
Interest expense	87	824	1,138	3,775
Total expenses	110,795	71,935	402,667	272,284
Income before income taxes	44,962	33,458	151,196	103,642
Income tax expense	9,997	7,564	33,623	24,441
Net income	$34,965	$25,894	$117,573	$79,201
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale	(16,707)	19,229	(2,854)	12,524
Net comprehensive income	$18,258	$45,123	$114,719	$91,725
Per Share Data:
Basic earnings per share	$1.32	$1.05	$4.61	$3.19
Diluted earnings per share	$1.29	$1.02	$4.48	$3.13

Weighted-average common shares outstanding:
Basic	26,491,939	24,747,347	25,520,343	24,822,004
Diluted	27,206,225	25,272,149	26,223,842	25,327,091

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended December 31,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$146,757	39.3%	$122,087	40.3%	$24,670	20.2%
Inland Marine and other Property	85,396	22.9%	63,039	20.8%	22,357	35.5%
Casualty	68,484	18.3%	32,323	10.7%	36,161	111.9%
Fronting	57,418	15.4%	85,708	28.3%	(28,290)	(33.0)%
Crop	15,668	4.2%	(5)	(0.0)%	15,673	NM
Total Gross Written Premiums	$373,723	100.0%	$303,152	100.0%	$70,571	23.3%

NM- Not meaningful

	Year Ended December 31,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$522,864	33.9%	$436,896	38.3%	$85,968	19.7%
Inland Marine and Other Property	334,079	21.7%	250,023	21.9%	84,056	33.6%
Fronting	333,188	21.6%	352,141	30.8%	(18,953)	(5.4)%
Casualty	235,592	15.3%	90,388	7.9%	145,204	160.6%
Crop	116,239	7.5%	12,110	1.1%	104,129	859.9%
Total Gross Written Premiums	$1,541,962	100.0%	$1,141,558	100.0%	$400,404	35.1%

(1) - Beginning in 2024, the Company has updated the categorization of its products to align with management's current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$157,786	42.2%	$165,342	54.5%	$668,635	43.4%	$600,791	52.6%
Texas	28,002	7.5%	22,740	7.5%	124,416	8.1%	95,517	8.4%
Hawaii	18,636	5.0%	11,562	3.8%	72,558	4.7%	47,388	4.2%
Washington	16,007	4.3%	14,124	4.7%	57,900	3.8%	49,494	4.3%
New York	14,756	3.9%	6,775	2.2%	38,919	2.5%	18,424	1.6%
Florida	8,855	2.4%	11,286	3.7%	67,008	4.3%	47,595	4.2%
Oregon	8,298	2.2%	6,307	2.1%	29,550	1.9%	23,220	2.0%
Illinois	7,176	1.9%	6,697	2.2%	20,901	1.4%	22,340	2.0%
Other	114,207	30.6%	58,319	19.2%	462,075	30.0%	236,789	20.7%
Total Gross Written Premiums	$373,723	100.0%	$303,152	100.0%	$1,541,962	100.0%	$1,141,558	100.0%

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$170,275	45.6%	$156,590	51.7%	$823,263	53.4%	$653,809	57.3%
PESIC	188,496	50.4%	146,562	48.3%	661,404	42.9%	487,749	42.7%
Laulima	14,952	4.0%	—	—%	57,295	3.7%	—	—%
Total Gross Written Premiums	$373,723	100.0%	$303,152	100.0%	$1,541,962	100.0%	$1,141,558	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$371,654	$276,502	$95,152	34.4%	$1,397,369	$1,015,722	$381,647	37.6%
Ceded earned premiums	(226,764)	(182,754)	(44,010)	24.1%	(886,682)	(669,809)	(216,873)	32.4%
Net earned premiums	$144,890	$93,748	$51,142	54.6%	$510,687	$345,913	$164,774	47.6%

Net earned premium ratio	39.0%	33.9%			36.5%	34.1%

Loss detail

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$8,122	$10	$8,112	NM	$27,846	$3,442	$24,404	NM
Non-catastrophe losses	29,054	17,886	11,168	62.4%	106,913	69,150	37,763	54.6%
Total losses and loss adjustment expenses	$37,176	$17,896	$19,280	107.7%	$134,759	$72,592	$62,167	85.6%

Catastrophe loss ratio	5.6%	0.0%			5.5%	1.0%
Non-catastrophe loss ratio	20.1%	19.1%			20.9%	20.0%
Total loss ratio	25.7%	19.1%			26.4%	21.0%
NM-Not meaningful

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$137,274	$92,178	$97,653	$77,520
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	37,575	19,409	137,798	70,363
Prior years	(399)	(1,513)	(3,039)	2,229
Total incurred	37,176	17,896	134,759	72,592
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	15,675	5,417	43,582	19,631
Prior years	3,476	7,004	33,531	32,828
Total payments	19,151	12,421	77,113	52,459
Reserve for losses and LAE net of reinsurance recoverables at end of period	155,299	97,653	155,299	97,653
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	348,083	244,622	348,083	244,622
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$503,382	$342,275	$503,382	$342,275

Reconciliation of Non-GAAP Financial Measures

For the three months and year ended December 31, 2024 and 2023, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Total revenue	$155,757	$105,393	$553,863	$375,926
Net investment income	(11,318)	(7,015)	(35,824)	(23,705)
Net realized and unrealized (gains) losses on investments	1,201	(3,044)	(4,568)	(2,941)
Underwriting revenue	$145,640	$95,334	$513,471	$349,280

Underwriting income and adjusted underwriting income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Income before income taxes	$44,962	$33,458	$151,196	$103,642
Net investment income	(11,318)	(7,015)	(35,824)	(23,705)
Net realized and unrealized losses (gains) on investments	1,201	(3,044)	(4,568)	(2,941)
Interest expense	87	824	1,138	3,775
Underwriting income	$34,932	$24,223	$111,942	$80,771
Expenses associated with transactions	922	478	1,479	706
Stock-based compensation expense	4,779	4,176	16,685	14,913
Amortization of intangibles	389	389	1,558	1,481
Expenses associated with catastrophe bond	—	—	2,483	1,640
Adjusted underwriting income	$41,022	$29,266	$134,147	$99,511

Adjusted net income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net income	$34,965	$25,894	$117,573	$79,201
Adjustments:
Net realized and unrealized losses (gains) on investments	1,201	(3,044)	(4,568)	(2,941)
Expenses associated with transactions	922	478	1,479	706
Stock-based compensation expense	4,779	4,176	16,685	14,913
Amortization of intangibles	389	389	1,558	1,481
Expenses associated with catastrophe bond	—	—	2,483	1,640
Tax impact	(964)	103	(1,699)	(1,480)
Adjusted net income	$41,292	$27,996	$133,511	$93,520

Annualized adjusted return on equity

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)

Annualized adjusted net income	$165,168	$111,984	$133,511	$93,520
Average stockholders' equity	$716,171	$446,293	$600,140	$428,002
Annualized adjusted return on equity	23.1%	25.1%	22.2%	21.9%

Adjusted combined ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$109,958	$69,525	$398,745	$265,142
Denominator: Net earned premiums	$144,890	$93,748	$510,687	$345,913
Combined ratio	75.9%	74.2%	78.1%	76.6%
Adjustments to numerator:
Expenses associated with transactions	$(922)	$(478)	$(1,479)	$(706)
Stock-based compensation expense	(4,779)	(4,176)	(16,685)	(14,913)
Amortization of intangibles	(389)	(389)	(1,558)	(1,481)
Expenses associated with catastrophe bond	—	—	(2,483)	(1,640)
Adjusted combined ratio	71.7%	68.8%	73.7%	71.2%

Diluted adjusted earnings per share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$41,292	$27,996	$133,511	$93,520
Weighted-average common shares outstanding, diluted	27,206,225	25,272,149	26,223,842	25,327,091
Diluted adjusted earnings per share	$1.52	$1.11	$5.09	$3.69

Catastrophe loss ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$37,176	$17,896	$134,759	$72,592
Denominator: Net earned premiums	$144,890	$93,748	$510,687	$345,913
Loss ratio	25.7%	19.1%	26.4%	21.0%

Numerator: Catastrophe losses	$8,122	$10	$27,846	$3,442
Denominator: Net earned premiums	$144,890	$93,748	$510,687	$345,913
Catastrophe loss ratio	5.6%	0.0%	5.5%	1.0%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$109,958	$69,525	$398,745	$265,142
Denominator: Net earned premiums	$144,890	$93,748	$510,687	$345,913
Combined ratio	75.9%	74.2%	78.1%	76.6%
Adjustments to numerator:
Expenses associated with transactions	$(922)	$(478)	$(1,479)	$(706)
Stock-based compensation expense	(4,779)	(4,176)	(16,685)	(14,913)
Amortization of intangibles	(389)	(389)	(1,558)	(1,481)
Expenses associated with catastrophe bond	—	—	(2,483)	(1,640)
Catastrophe losses	(8,122)	(10)	(27,846)	(3,442)
Adjusted combined ratio excluding catastrophe losses	66.1%	68.8%	68.3%	70.2%

Tangible Stockholders’ equity

	December 31,	December 31,
	2024	2023
	(in thousands)
Stockholders' equity	$729,030	$471,252
Goodwill and intangible assets	(13,242)	(12,315)
Tangible stockholders' equity	$715,788	$458,937